SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2009
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On November 13, 2009, the Staff of the US Securities and Exchange Commission (the “Commission”) issued a Wells notice to the Company’s Chief Executive Officer, Ian J. McCarthy, indicating that they have preliminarily determined to recommend that the Commission bring a civil action against him to collect certain incentive compensation and other amounts allegedly due under Section 304(a) of the Sarbanes-Oxley Act of 2002 . In their Wells notice, the Staff did not allege any lack of due care by Mr. McCarthy in connection with the Company’s financial statements or other disclosures. The Commission has taken the position in a recently filed civil action against the chief executive officer of another company that the Commission need not allege misconduct by a CEO to maintain such an action. The Commission Staff has offered Mr. McCarthy an opportunity to make a submission setting forth the reasons why no such action should be filed. Mr. McCarthy intends to respond to the Staff’s offer by making such a submission.
The Company is not named in the Wells notice. As disclosed previously, on September 24, 2008 the Company entered into a settlement with the Commission, without admitting or denying wrongdoing, that resolved the Commission’s investigation into the financial statement matters that were the subject of the independent investigation conducted by the Audit Committee of the Company’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: November 16, 2009	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel